Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                        GEOTEL COMMUNICATIONS CORPORATION
               (Exact name of issuer as specified in its charter)
                               Delaware 04-3194255
          (State of Incorporation) (IRS Employer Identification Number)
                 25 Porter Road, Littleton, Massachusetts 01460
                    (Address of Principal Executive Offices)

                                 (508) 486-1100
              (Registrant's telephone number, including area code)

                        GEOTEL COMMUNICATIONS CORPORATION
                       1993 RESTRICTED STOCK PURCHASE PLAN
                             1995 STOCK OPTION PLAN
                        EMPLOYEE COMPENSATION AGREEMENTS
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                        Anthony J. Medaglia, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600
            (Name, address and telephone number of agent for service)
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. o
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box.|X|
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

                         CALCULATION OF REGISTRATION FEE
===========================================================================

                                                          Proposed Maximum   Proposed Maximum
            Title of Securities           Amount to be   Offering Price Per  Aggregate Offering       Amount of
              to be Registered            Registered1          Share              Price          Registration Fee

GeoTel Communications Corporation
1993 Restricted Stock Purchase Plan
Common Stock, par value $.01 per share      937,727        $0.10 - 0.18            $129,132            $39


                                                         1


GeoTel Communications Corporation           971,796        $0.18 - $17.68(2)       $3,576,662          $1,084
1995 Stock Option Plan                    4,926,982                $16.25(3)      $80,063,458         $24,262
Common Stock, par value $.01 per share
GeoTel Communications Corporation           250,000                $16.25(3)       $4,062,500          $1,231
1996 Employee Stock Purchase Plan
Common Stock, par value $.01 per share
Employee Compensation Agreements            395,250                 $0.10             $39,525             $12
Common Stock,  par value $.01 per share      71,316                $2.336            $166,594             $50
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share       91,222                $16.25(4)       $1,482,358            $449
-----------------------------------------------------------------------------------------------------------------
Total                                     7,644,293                                                   $27,127
=================================================================================================================


(1)Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(c) and (h), the price of $16.25 per share, which is the average of the high and low sale prices reported on the Nasdaq Stock Market, Inc. on February 7, 1997, is set forth solely for purposes of calculating the filing fee.

(4) The registration fee has been calculated on the basis of the price of $16.25 per share, which is the average of the high and low sale prices reported on the Nasdaq Stock Market, Inc. on February 7, 1997.

                                Resale Prospectus

                     (As permitted by General Instruction C
               to Form S-8 and containing the information required
                   in a Prospectus prepared in accordance with
                  Form S-3, as to certain Selling Shareholders)

                        GEOTEL COMMUNICATIONS CORPORATION

PROSPECTUS

                         557,788 Shares of Common Stock
                                 Par Value $.01

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------

         This Prospectus relates to 557,788 shares of Common Stock, par value $.01 per share (the "Common Stock") of GeoTel Communications Corporation (GeoTel or the "Company") which may be sold by the Selling Stockholders. See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. The Company will pay the expenses of the offering, estimated at $39,127.

         The Common Stock of the Company is traded in the over-the-counter market and quoted on the Nasdaq Stock Market's National Market under the symbol "GEOC." On February 7, 1997, the last sale price for the Common Stock, as reported by Nasdaq Stock Market's National Market, was $16.00 per share.

    The date of this  Prospectus  is  February  10, 1997.

                                   The Company

         GeoTel is a provider of telecommunications software solutions focused on enhanced call routing technology that enables customer-oriented companies to deliver responsive and cost-effective customer service. The Company's software solutions are aimed at decentralized or service-oriented corporations that use call centers, voice response units and other answering resources to interact with their customers. GeoTel's Intelligent CallRouter, ("Intelligent CallRouter or "ICR") is designed for companies that utilize multiple call centers to handle high volumes of inbound customer calls and regard their effective handling of customer interaction through call center technology as a key competitive advantage. The Company is focused on open, standards-based software solutions for enterprise-wide call distribution in a multi- vendor, multi-carrier, fault-tolerant, distributed environment.

         ICR enables enterprise-wide call routing and consolidated real-time management information at the network level. The ICR is an advanced call-by-call routing server that supports multiple routing clients independent of their location, toll-free carrier or switch provider. The multi-carrier, multi-vendor capabilities of the ICR allow the user to focus on delivering premium customer service without the limitations of proprietary or customer developed solutions. Its open architecture enables interoperability with other call processing and call volume management systems within an enterprise and provides a means for integrating these various stand-alone solutions. The ICR can be interfaced to agent scheduling, workflow management and other call center management tools. The distributed software fault tolerance implemented in the ICR provides the mission-critical reliability required for enterprise-wide call distribution. The Company also offers consulting and training, installation services and post-sale maintenance and support services.

         GeoTel sells its software and services to large corporations with multiple call center locations that are major users of inbound, toll-free services. The Company sells primarily through a direct sales force in the United States and is also developing strategic relationships both domestically and internationally. To date, the Company has licensed its software to over 20 companies.

         The Company was  incorporated  in Delaware in June 1993.  The Company's
principal   executive  offices  are  located  at  25  Porter  Road,   Littleton,
Massachusetts 01460. The Company's telephone number is (508) 486-1100.

                            ---------------

         Intelligent CallRouter, is a registered trademark of the Company and GeoTel is a trademark of the Company.

                                            PRICE RANGE OF COMMON STOCK

         The Common Stock of the Company has been included for quotation in the Nasdaq National Market under the symbol "GEOC" since the Company's initial public offering of Common Stock on November 20, 1996. Prior to that time, there was no public market for the Common Stock. The following tables set forth the high and low closing prices for the Common Stock for the periods indicated as reported by the Nasdaq National Market:

                                               Low                  High
1996:
Fourth Quarter (from November 20, 1996)      $12.00               $18.125

1997:
First Quarter (through February 7, 1997)     $13.50               $18.875

         On February 7, 1997, the last reported sale price was $16.00 per share. As of December 31, 1996 there were 189 holders of record of the Company's Common Stock. This does not reflect persons or entities who hold their stock in nominee or "street" names through various brokerage firms.

                                 DIVIDEND POLICY

         The Company has never declared or paid any cash dividends on its Common Stock and currently intends to retain all available funds for use in the operation and expansion of its business. The Company does not, therefore, anticipate that any cash dividends will be declared or paid in the foreseeable future. The Company's current loan agreement prohibits the payment of cash dividends without the bank's consent.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $.01 par value per share, and 5,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

         The following summary of certain provisions of the Common Stock and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Restated Certificate of Incorporation as amended and restated (the "Restated Certificate of Incorporation"), Amended and Restated By-Laws of Company ("By-Laws"), copies of which are on file with the Securities and Exchange Commission and by the provisions of applicable law.

Common Stock

         Holders of Common Stock are entitled to one vote per share on matters to be voted upon by the stockholders. There are no cumulative voting rights. Holders of Common Stock are entitled to receive ratable dividends when, as and if declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any then outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, holders of Common Stock share ratably in the assets of the Company available for distribution to its stockholders, subject to the preferential rights of any then outstanding Preferred Stock. The shares of Common Stock outstanding upon the effective date of this Prospectus are, and the shares offered hereby will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any Preferred Stock that the Company may designate in the future.

Preferred Stock

         The Company's Board of Directors has the authority, without stockholder approval, to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the relative rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Company's Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price and the voting and other rights of the holders of the Common Stock. The Company has no present plans to issue any shares of Preferred Stock.

Certain Charter, Bylaw and Statutory Provisions Affecting Stockholders

         Classified Board and Other Matters. The Company's Board of Directors will be divided into three classes, each of which, after a transitional period, will serve for three years, with one class being elected each year. Under the Delaware General Corporation Law, in the case of a corporation having a classified Board, stockholders may remove a Director only for cause. Advance notice of stockholder nominations and any other matter to be brought before a meeting of stockholders will be required to be given in writing to the Secretary of the Company within the time periods in the Bylaws. The Certificate of Incorporation provides that special meetings of stockholders of the Company may be called only by the Board of Directors, the Chairman of the Board of Directors or the President. The Certificate of Incorporation also provides that no action required or permitted to be taken at any Annual or Special Meeting of the Stockholders of the Company may be taken without a meeting, unless the unanimous consent of stockholders entitled to vote thereon is obtained. The affirmative vote of the holders of at least 80% of the combined voting power of then outstanding voting stock of the Company will be required to alter, amend or repeal the foregoing provisions. The classification of the Board of Directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the Company.

         Section 203 of Delaware Law. Following the consummation of this offering, the Company will be subject to the "business combination" statute of the Delaware General Corporation Law. In general, such statute prohibits a publicly-held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (i) the transaction is approved by the Board of Directors prior to the date the interested stockholder obtains such status, (ii) upon the consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A

"business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. By virtue of the Company's decision not to elect out of the statute's provision, the statute applies to the Company. The statute could prohibit or delay the accomplishment of mergers or other takeover or change of control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

         Directors Liability. The Certificate of Incorporation of the Company provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek non-monetary based remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty nor would such limitations limit liability under the Federal Securities Laws. The Company's Amended and Restated Bylaws provide that the Company shall, to the full extent permitted by the Delaware General Corporation Law, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors, officers, employees and agents arising in connection with their acting in such capacities.

         Certain provisions described above may have the effect of delaying shareholder actions with respect to certain business combinations and the election of new members to the Board of Directors. As such, the provisions could have the effect of discouraging open market purchases of the Company's Common Stock because they may be considered disadvantages by a shareholder who desires to participate in a business combination or elect a new director. The existence of these provisions may have an adverse effect on the market price of the Common Stock.

Transfer Agent and Registrar

         The transfer agent and registrar for the Common Stock is Fleet National Bank.

                              SELLING STOCKHOLDERS

         There are set forth below, with respect to the Selling Stockholders, the number of shares of Common Stock owned on February 10, 1997, the number of shares to be offered or sold after that date and the number of shares to be owned after completion of the offering. 91,222 shares of Common Stock being offered hereby have been acquired by the Selling Shareholders pursuant to the exercise of options under the GeoTel Communications Corporation 1995 Stock Option Plan. 466,566 shares of Common Stock being offered hereby have been issued to the Selling Shareholders by the Company pursuant to certain Employee Compensation Agreements separately negotiated between each Selling Shareholder and the Company.


                                            Shares of Common Stock                                        Shares of Common Stock
                                           Beneficially Owned Prior                                      Beneficially Owned After
                                              to the Offering(1)                                               the Offering
                                                         Percentage of                                                Percentage of
                                       Number of          Outstanding          Shares to be          Number of        Outstanding
               Name                      Shares              Shares              Offered               Shares         Shares
----------------------------------- ----------------  -------------------- -------------------- --------------------  ------------

John C. Thibault (2)                         442,974          3.4%                423,094               19,880            *
G. Wayne Andrews (3)                         439,613          3.4%                 15,171              424,442          3.2%
Steven H. Webber (4)                         391,822          3.0%                 10,782              381,040          2.9%
Louis J. Volpe (5)                           197,627          1.5%                 16,268              181,359          1.4%
James P. Kelly (6)                           104,332           *                    8,569               95,763            *
Timothy J. Allen (7)                          86,879           *                    11,879              75,000            *
Lawrence E. Johnson (8)                       72,036           *                     9,236              62,800            *
Jerry A. Stern (9)                            68,477           *                     5,944              62,533            *
Vincent J. Milano, Jr.(10)                    45,780           *                     3,840              41,940            *
Scott D. Kutil (11)                           42,037           *                     1,097              40,940            *
Charles R. Davis (12)                         39,486           *                     5,486              34,000            *
Bharat N. Shah (13)                           39,486           *                     5,486              34,000            *
Edward A. Bennett (14)                        36,194           *                     2,194              34,000            *
Russell A. Askey (15)                         29,708           *                     6,375              23,333            *
Thomas E. Hamilton, III (16)                  20,139           *                     4,389              18,000            *
Barry D. O'Sullivan (17)                      26,486           *                     5,486              21,000            *
Kenneth D. Jordan (18)                        25,993           *                     2,743              23,250            *
William P. Watson (19)                        23,486           *                     5,486              18,000            *
Sandra A. Green (20)                          18,986           *                     5,486              13,500            *
James G. Lyons (21)                           18,743           *                     2,743              16,000            *
Alberto Velella (22)                          12,097           *                     1,097              11,000            *
Kristin M. Desrochers (23)                     7,646           *                     1,646               6,000            *
James M. O'Brien (24)                          9,097           *                     1,097               8,000            *
Michael F. Buczynski (25)                      5,597           *                     1,097               4,500            *
Suzanne E. Bruneau (26)                        1,597           *                     1,097                 500            *
-------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days following February 10, 1997, are deemed outstanding.

(2) Includes 22,844 shares of Common Stock held by Mr. Thibault's children under the Massachusetts Uniform Transfer to Minors Act and 13,750 shares of Common Stock issuable pursuant to currently exercisable stock options. Mr. Thibault serves as President, Chief Executive Officer and Director of the Company.

(3) Includes 8,200 shares of Common Stock held by Mr. Andrews' children under the Massachusetts Uniform Transfer to Minors Act and 3,000 shares of Common Stock issuable pursuant to currently exercisable stock options. Mr. Andrews serves as Vice President, Chief Technology Officer and Director of the Company.

(4) Includes 13,000 shares of Common Stock issuable pursuant to currently exercisable stock options. Mr. Webber serves as Vice President of Engineering of the Company.

(5) Includes 13,867 shares of Common Stock issuable pursuant to currently exercisable stock options and 102,052 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost. Mr. Volpe serves as Senior Vice President of Sales and Marketing of the Company.

(6) Includes 5,333 shares of Common Stock issuable pursuant to currently exercisable stock options and 31,300 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(7) Includes: (i) 5,000 shares of Common Stock issuable pursuant to currently exercisable stock options; (ii) 42,000 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost; (iii) 7,000 shares of Common Stock held by Mr. Allen's children under the Massachusetts Uniform Transfer to Minor Act; and (iv) 3,782 shares of Common Stock held jointly by Mr. Allen and his wife. Mr. Allen serves as Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary of the Company.

(8) Includes 5,600 shares of Common Stock issuable pursuant to currently exercisable stock options and 21,020 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(9) Includes 5,333 shares of Common Stock issuable pursuant to currently exercisable stock options and 21,923 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(10) Includes 15,380 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(11) Includes 15,961 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(12) Includes 14,800 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(13) Includes: (i) 15,000 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost and (ii) 1,000 shares of Common Stock held jointly by Mr. Shah and his wife.

(14) Includes 15,933 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(15) Includes 3,333 shares of Common Stock issuable pursuant to currently exercisable stock options and 11,667 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(16) Includes 8,750 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(17) Includes 10,333 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(18) Includes 12,017 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(19) Includes 9,000 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(20) Includes 7,917 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(21) Includes 8,167 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(22) Includes 6,167 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(23) Includes 2,500 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(24) Includes 4,667 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(25) Includes 2,550 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

(26) Includes 317 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company hereby  incorporates  by reference the documents  listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934 (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

         (a) The Company's Prospectus dated November 20, 1996 filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All of the reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Prospectus referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in the Registration Statement filed by the Company under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or on any other subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus, other than exhibits to such information, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Requests should be submitted in writing to GeoTel Communications Corporation, 25 Porter Road, Littleton, MA 01460,
Attention: Thomas J. Reid, Telephone Number: (508) 486-1100.

                              PLAN OF DISTRIBUTION

         The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq Stock Market or otherwise, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and broker-dealers that participate with the Selling Stockholders in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts. Anthony J. Medaglia, Jr., a shareholder of Hutchins, Wheeler & Dittmar, is Secretary of the Company and beneficially owns 42,005 shares of Common Stock.

                                     EXPERTS

         The balance sheets of the Company as of December 31, 1995 and September 30, 1996, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1995 and the nine months ended September 30, 1996 included in the Company's Prospectus dated November 20, 1996 have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The balance sheet of the Company as of December 31, 1994 and the statements of operations, stockholders' deficit and cash flows from inception (June 4, 1993) through December 31, 1993 and for the year ended December 31, 1994 incorporated by reference to the Company's Prospectus dated November 20, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 (herein, with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60606. Copies of such materials may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois, at prescribed rates, or accessed on the Commission's World Wide Web site at (http://www.sec.gov). The Company's Common Stock is listed on The Nasdaq Stock Market's National Market, and such reports, proxy statements and other information can also be inspected at the Offices of Nasdaq Operations, 1735 K Street, N.W., Washington D.C. 20006.

       No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time shall not under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.

       The Company intends to distribute to its stockholders annual reports containing financial statements audited by its independent accountants and will make available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                    STATEMENT AND NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

       See "Incorporation of Documents by Reference" in the Resale Prospectus.

Item 4.  Description of Securities

       See "Description of Securities" in the Resale Prospectus

Item 5.  Interest of Named Experts and Counsel

       See "Legal Matters" and "Experts" in the Resale Prospectus

Item 6.  Indemnification of Directors and Officers.

       The Delaware General Corporate Law and the Company's Restated Certificate of Incorporation and Amended and Restated By-laws, each to be effective upon the closing of the offering, provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee has no reasonable chance to believe were unlawful. Reference is made to the Company's Restated Certificate of Incorporation and Amended and Restated By-laws filed as Exhibits 3.1 and 3.2 hereto.

Item 7.  Exemption from Registration Claimed.

       The restricted securities to be resold pursuant to this registration statement were sold in transactions by the Company as issuer not involving a public offering as an exempt transaction under Section 4(2) of the Securities Act of 1933, as amended. Such restricted securities were offered and issued to employees of the Company pursuant to either written compensation agreements between the Company and the individual employee or the Company's 1995 Stock Option Plan.

Item 8.  Exhibits and Financial Statement Schedules.

       (a) Exhibits.  The following is a list of exhibits filed as part of the
                      Registration Statement.

       Exhibit No.                Title

       3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-13263)).

       3.2 By-Laws of the Company, as amended and restated (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange
                  Commission (Reg. No. 333-13263)).

       4.1 Specimen of Stock Certificate representing shares of Common Stock (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-13263)).

       4.2 GeoTel Communications Corporation 1993 Restricted Stock Purchase Plan, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-13263)).

       4.3 GeoTel Communications Corporation 1995 Stock Option Plan, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-13263)).

       4.4 GeoTel Communications Corporation 1996 Employee Stock Purchase Plan, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission
                  (Reg. No. 333-13263)).

       5.1        Opinion  of  Hutchins,   Wheeler  &  Dittmar,  A  Professional
                  Corporation, as to the legality of the securities being registered.

       23.1       Consent of Coopers & Lybrand L.L.P.

       23.2       Consent of Arthur Andersen LLP.

       23.3 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1).

       24.1 Power of Attorney (included on the signature pages of the Registration Statement).

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or give, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 10.  Other Expenses of Issuance and Distribution.

           The following table sets forth various expenses in connection with the sale and distribution of the securities being registered hereby as follows. All amounts shown are estimates except for the Securities and Exchange Commission registration fee:

           Registration fee under the Securities Act            $27,127
           Legal fees and expenses                              $10,000
           Accounting fees and expenses                         $ 1,000
           Miscellaneous                                        $ 1,000
                                                                --------
           Total                                                $39,127
                                                                =======

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Littleton, Massachusetts on February 10, 1997.

                                         GEOTEL COMMUNICATIONS CORPORATION



                                              /s/ John C. Thibault
                                         John C. Thibault
                                         President and Chief Executive Officer



        KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John C. Thibault and Timothy J. Allen, and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                     Title                        Date



       /s/ John C. Thibault       President, Chief           February 10, 1997
------------------------------
John C. Thibault                  Executive Officer
                                  and Director
                                  (principal executive
                                  officer)

        /s/ Timothy J. Allen      Vice President of Finance, February 10, 1997
-------------------------------
Timothy J. Allen                  Chief Financial Officer,
                                  Treasurer and
                                  Assistant Secretary
                                  (principal financial
                                  and accounting
                                  officer)



   /s/ G. Wayne Andrews           Director                   February 10, 1997
--------------------------------
G. Wayne Andrews



   /s/ Alexander V. d'Arbeloff    Director                  February 10, 1997
 --------------------------------
Alexander V. d'Arbeloff



      /s/ Gardner C. Hendrie      Director                  February 10, 1997
---------------------------------
Gardner C. Hendrie



      /s/ W. Michael Humphreys    Director                  February 10, 1997
--------------------------------
W. Michael Humphreys

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    EXHIBITS

                                       to

                                    FORM S-8



                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933




                        GEOTEL COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

Exhibit No.                                   Title

       3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-13263)).

       3.2        By-Laws of the Company, as amended and restated
                  (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-13263)).

       4.1 Specimen of Stock Certificate representing shares of Common Stock (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-13263)).

       4.2 GeoTel Communications Corporation 1993 Restricted Stock Purchase Plan, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-
                  13263)).

       4.3 GeoTel Communications Corporation 1995 Stock Option Plan, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-13263)).

       4.4 GeoTel Communications Corporation 1996 Employee Stock Purchase Plan, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-
                  13263)).

       5.1        Opinion  of  Hutchins,   Wheeler  &  Dittmar,  A  Professional
                  Corporation, as to the legality of the securities being registered.

       23.1       Consent of Coopers & Lybrand L.L.P.

       23.2       Consent of Arthur Andersen LLP.

       23.3 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1).

       24.1 Power of Attorney (included on the signature pages of the Registration Statement).



141897-4